Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Handy & Harman Ltd.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-207211 and 333-158769) and Form S-8 (Nos. 333-144148, 333-172788, 333-183186 and 333-190328) of Handy & Harman Ltd. (the "Company") of our reports dated February 28, 2017, relating to the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
February 28, 2017